Exhibit 10(ix)

Oiltek, Inc.
7808 Creekridge Circle, Suite 105
Minneapolis, MN 55439

September 10, 2008

Michael L. Ray
108 Parkway Plaza
Madill, Oklahoma 73446

Re Convertible Notes dated November 28, 2006

Gentleman:

Reference is made to the Convertible Notes (the “Notes”) dated November 28, 2006 between Michael L. Ray (the “Payee”) and Oiltek, Inc. (the “Payor”) in the aggregate amount of $7,500.  This will confirm our agreement to amend the terms and conditions of the Notes as follows:

1.
Article “2” of each of the Notes is amended to provide the that principal balance of the Notes, together with any unpaid and accrued interest thereon, shall be due and payable in full on December 31, 2010 (the “Maturity Date”), unless earlier (A) accelerated and payable with the terms of the Note (B) converted in accordance with the provisions of Article “3” of the Notes.

If the forgoing reflects your understanding of our agreement, please acknowledge by signing below.

Very truly yours,

Oiltek, Inc.

By: /s/ Jill Allison
Jill Allison, President

Acknowledge and Agreed

/s/ Michael Ray
Michael L. Ray